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Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130199) pertaining to the Speedemissions, Inc. 2005 Omnibus Stock Grant and Option Plan and in the Registration Statement on Form S-8 (No. 333-111349) pertaining to the Speedemissions, Inc. 2001 Stock Option Plan of our report dated February 24, 2006, with respect to the consolidated financial statements of Speedemissions, Inc. which is included in the Form 10-KSB for the year ended December 31, 2005.

/s/ Tauber & Balser, P.C. Tauber & Balser, P.C. Atlanta, Georgia March 30, 2006

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT